      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 1996



                                                      REGISTRATION NO. 333-02477

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                            NABORS INDUSTRIES, INC.

             (Exact Name of Registrant as Specified in Its Charter)

                                      515 West Greens Road, Suite 1200
                                            Houston, Texas 77067
                                               (713) 874-0035
              DELAWARE                (Address and Telephone Number of               93-0711613
  (State or Other Jurisdiction of     Registrant's Principal Executive            (I.R.S. Employer
   Incorporation or Organization)                 Offices)                      Identification No.)

                             ---------------------

                              ANTHONY G. PETRELLO
                     PRESIDENT AND CHIEF OPERATING OFFICER
                            NABORS INDUSTRIES, INC.
                        515 WEST GREENS ROAD, SUITE 1200
                              HOUSTON, TEXAS 77067
                                 (713) 874-0035
           (Name, Address and Telephone Number of Agent For Service)
                             ---------------------

                                With a copy to:

                            HOWARD M. BERKOWER, ESQ.
                                BAKER & MCKENZIE
                                805 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 751-5700
                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined in light of market conditions and other factors.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE


- ------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------
                                                         PROPOSED            PROPOSED
                                                      MAXIMUM AMOUNT     MAXIMUM OFFERING    PROPOSED MAXIMUM     AMOUNT OF
TITLE OF EACH CLASS OF                                    TO BE             PRICE PER       AGGREGATE OFFERING  REGISTRATION
SECURITIES TO BE REGISTERED                          REGISTERED(1)(2)       UNIT(1)(2)           PRICE(3)            FEE
- ------------------------------------------------------------------------------------------------------------------------------
Debt Securities..................................
- ------------------------------------------------------------------------------------------------------------------------------
Preferred Stock, $.10 par value per share........
- ------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.10 par value per share...........
- ------------------------------------------------------------------------------------------------------------------------------
Depositary Shares(4).............................
- ------------------------------------------------------------------------------------------------------------------------------
Warrants(5)......................................
- ------------------------------------------------------------------------------------------------------------------------------
         Total...................................      $250,000,000            100%            $250,000,000     $86,206.90(6)
- ------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------



(1) Such indeterminate number or amount of Debt Securities, Preferred Stock, Common Stock, Depositary Shares or Warrants registered hereunder as may from time to time be issued at indeterminate prices. No separate consideration will be received for the Debt Securities, Preferred Stock, Common Stock or Depositary Shares issuable upon conversion of or in exchange for Debt Securities or Preferred Stock.


(2) Such amount in U.S. dollars or the equivalent thereof in one or more foreign currencies, currency units or composite currencies as shall result in an aggregate initial public offering price for all securities of $250,000,000. The Prospectus herein covers $250,000,000 of securities. In addition, this Registration Statement includes such presently indeterminate amount or number of securities as may be issuable from time to time upon conversion or exchange of the securities being registered hereunder.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(4) Such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event the Registrant elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and shares of Preferred Stock will be issued to the Depositary under the Deposit Agreement.

(5) Warrants for the Debt Securities, Preferred Stock or Common Stock of the Registrant may be sold separately or with Debt Securities, Preferred Stock or Common Stock as the case may be.


(6) Previously paid.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT
SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

***************************************************************************
*                                                                         *
*  INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A  *
*  REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED     *
*  WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT  *
*  BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE        *
*  REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT    *
*  CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY     *
*  NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH  *
*  SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO            *
*  REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH    *
*  STATE.                                                                 *
*                                                                         *
***************************************************************************



                    SUBJECT TO COMPLETION, DATED MAY 1, 1996

PROSPECTUS

                                  $250,000,000

                            NABORS INDUSTRIES, INC.

                DEBT SECURITIES, PREFERRED STOCK, COMMON STOCK,
                         DEPOSITARY SHARES AND WARRANTS
[NABORS INDUSTRIES, INC. LOGO]

    Nabors Industries, Inc. (the "Company") may from time to time offer, together or separately, its (i) debt securities (the "Debt Securities") which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"), (ii) shares of its preferred stock, $.10 par value per share (the "Preferred Stock"), which may be issued in the form of Depositary Shares (as defined herein) evidenced by Depositary Receipts (as defined herein), (iii) shares of its common stock, $.10 par value per share (the "Common Stock"), and (iv) warrants to purchase Debt Securities, Preferred Stock or Common Stock of the Company as shall be designated by the Company at the time of the offering (the "Warrants"), in amounts, at prices and on terms to be determined at the time of the offering. (The Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Warrants are collectively called the "Securities"). Securities may be sold for U.S. dollars or one or more foreign currencies, currency units or composite currencies -- in each case, as the Company specifically designates.


    The Securities offered pursuant to this Prospectus may be issued in one or more series or issuances and will be limited to $250,000,000 aggregate initial public offering price or the equivalent in one or more foreign currencies, currency units or composite currencies. Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement"), including, where applicable, (i) in the case of Debt Securities, the specific title, aggregate principal amount, the denomination, whether such Debt Securities are secured or unsecured obligations, maturity, premium, if any, the interest, if any (which may be fixed, floating or adjustable rate), the time and method of calculating payment of interest, if any, the place or places where principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, the currency, currency unit or composite currency in which principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, any terms of redemption at the option of the Company or the holder, any sinking fund provisions, terms for any conversion or exchange into Securities or other securities of the Company (provided, however, that any such other securities issuable upon conversion or exchange of Debt Securities will be subject to registration under the Securities Act or an applicable exemption therefrom), the initial public offering price, listing (if any) on a securities exchange and other terms, (ii) in the case of Preferred Stock, the specific title, the aggregate number of shares offered, any dividend (including the method of calculating payment of dividends), liquidation, redemption, voting and other rights, any terms for any conversion or exchange into Securities or other securities of the Company (provided, however, that any such other securities issuable upon conversion or exchange of Preferred Stock will be subject to registration under the Securities Act or an applicable exemption therefrom), the initial public offering price, listing (if any) on a securities exchange and other terms, (iii) in the case of Warrants, the duration, purchase price, exercise price and detachability of such Warrants, any listing of the Warrants or underlying Securities on a securities exchange, a description of the securities for which each Warrant is exercisable and other terms, and (iv) in the case of Depositary Shares, the fractional share of Preferred Stock represented by each such Depositary Share. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities ("Global Securities").


    The Common Stock is listed on the American Stock Exchange under the trading symbol "NBR." Any Common Stock sold pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance.

    Unless otherwise specified in a Prospectus Supplement, the Senior Debt Securities, when issued, will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities, when issued, will be subordinated in right of payment to all Senior Debt (as defined herein) of the Company.

    The Prospectus Supplement will contain information concerning certain United States federal income tax considerations, if applicable to the Securities offered.

    This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement. Any statement contained in this Prospectus will be deemed to be modified or superseded by any inconsistent statement contained in an accompanying Prospectus Supplement.

     SEE "RISK FACTORS" ON PAGE 3 HEREOF FOR A DESCRIPTION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SECURITIES.
                             ---------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

    The Securities will be sold directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. If agents of the Company or any dealers or underwriters are involved in the sale of the Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters and any applicable commissions or discounts are set forth in or may be calculated from the Prospectus Supplement with respect to such Securities. See "Plan of Distribution" for possible indemnification arrangements with agents, dealers and underwriters.


                  THE DATE OF THIS PROSPECTUS IS MAY   , 1996.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports and other information with the Securities and Exchange Commission (the "Commission").

     The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus, which is a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. Certain portions of the Registration Statement have been omitted as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement, instrument or other document are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement, instrument or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

     The Registration Statement, the exhibits and schedules thereto, and the reports and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th floor, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of all or any part of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy or information statements, Registration Statement and exhibits and other information concerning the Company should also be available for inspection at the offices of the American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed with the Commission pursuant to the Exchange Act and are incorporated by reference into this Prospectus and made a part hereof:

          (1) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995 (File No. 1-9245);

          (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1995; and

          (3) The description of the Common Stock and the Preferred Stock contained in Amendment No. 1 to the Registration Statement on Form 8-A (File No. 1-9245) filed with the Commission on May 20, 1992, and any subsequent amendment thereto filed for the purposes of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and made a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other document subsequently filed with the Commission which also is or is deemed to be incorporated by reference herein or in any Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, A COPY OF THE DOCUMENTS THAT HAVE BEEN INCORPORATED BY REFERENCE INTO THIS PROSPECTUS (NOT INCLUDING EXHIBITS TO SUCH DOCUMENTS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO DANIEL MCLACHLIN, CORPORATE SECRETARY, NABORS INDUSTRIES, INC., 515 WEST GREENS ROAD, SUITE 1200, HOUSTON, TEXAS 77067.

                                  RISK FACTORS

     In addition to the other information contained or incorporated by reference in this Prospectus or any Prospectus Supplement, the following factors should be considered carefully by prospective investors in evaluating the Company before purchasing any of the securities offered hereby. Except for the historical information contained or incorporated by reference in this Prospectus or any Prospectus Supplement, the matters discussed in this Prospectus or any Prospectus Supplement are forward looking statements (as such term is used in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties, including industry conditions and the variability of demand for contract drilling and related oilfield services, intense competition, operating risks inherent in a hazardous industry, the adequacy and availability of insurance, risks associated with international operations, regulations pertaining to environmental matters and the other matters detailed to or referred to below and from time to time in the Company's other reports filed with the Commission. The actual results that the Company achieves may vary materially from those set forth in or implied by any forward looking statements due to such risks and uncertainties.

     Business-Related Risks. The information set forth under the captions "Industry Conditions, Competition and Seasonality," "Operating Risks and Insurance," "International Operations" and "Governmental Matters" in Part I of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995 (the "1995 Form 10-K"), in addition to the other information included in the 1995 Form 10-K, is hereby specifically incorporated by reference herein.

     Dividend Policies; Restrictions on Payment of Dividends. The Company does not anticipate that it will pay any dividends on the Common Stock in the foreseeable future. Certain of the Company's debt instruments include covenants restricting the Company's ability to pay dividends or to make certain other distributions to stockholders. In connection with the offering of any dividend-paying Preferred Stock hereby, the applicable Prospectus Supplement will set forth the amount available for distribution as of the end of the most recent fiscal period under the Company's debt instruments.

     Holding Company Structure. The Company is a holding company, substantially all of the operations of which are conducted through subsidiaries. Consequently, the Company will rely principally on dividends or advances from its subsidiaries for the funds necessary for, among other things, the payment of principal of and any interest or premium on the Debt Securities and the other indebtedness of the Company. The ability of such subsidiaries to pay dividends is subject to applicable state law and certain other restrictions. Any right of the holders of the Debt Securities to participate in the assets of any of the subsidiaries upon such subsidiary's liquidation or recapitalization will be effectively subordinated to the claims of such subsidiary's creditors and preferred stockholders (if any), except to the extent the Company is itself recognized as a creditor of such subsidiary.

     Absence of Public Market for Certain of the Securities. All Debt Securities, Preferred Stock, Depositary Shares and Warrants will be a new issue of securities with no established trading market. Any underwriters to whom Debt Securities, Preferred Stock, Depositary Shares or Warrants are sold by the Company for public offering and sale may make a market in such Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the secondary market for any Debt Securities, Preferred Stock, Depositary Shares or Warrants.

     Market Risk with respect to Common Stock; Certain Investment Limitations. The Common Stock is listed for trading on the American Stock Exchange. However, the prices at which shares of Common Stock trade may depend upon many factors, including prevailing interest rates, markets for similar securities, industry conditions, and the performance of, and investor expectations for, the Company. No assurance can be given that a holder of shares of Common Stock will be able to sell such shares at any particular price. Certain institutional investors may invest only in dividend-paying equity securities or may operate under other restrictions that may prohibit or limit their ability to invest in the Common Stock.

                                  THE COMPANY

     Nabors Industries, Inc. (collectively with its subsidiaries (unless the context otherwise requires), the "Company") is the largest land drilling contractor in the world. The Company, which was incorporated in Delaware in 1978, has principally been engaged in oil, gas and geothermal land drilling operations in Alaska, the lower 48 states of the United States, and Canada, and internationally in the Middle East, the Far East, the CIS, North and West Africa and South and Central America. The Company also provides offshore drilling services in the North Sea, the Gulf of Mexico, Alaska's Cook Inlet and the Middle East, as well as drilling and workover barge rigs on the Gulf Coast of the United States. A subsidiary of the Company, Sundowner Offshore Services, Inc., provides offshore well servicing and workover services in the Gulf of Mexico and several international markets. The Company also provides oilfield management, engineering, transportation, construction, maintenance and other support services in selected domestic and international markets. A subsidiary of the Company, Canrig Drilling Technology Ltd., sells top drives for a broad range of drilling rig applications.

     Since the current management group began directing the Company in 1987, the Company's primary business strategy has been to develop a group of profitable, synergistic and growth-oriented business units in geographically diversified areas. The Company has sought to implement this business strategy through acquisitions and internal growth, by entering into strategic alliances with customers and by providing integrated drilling and engineering services to its customers.

     Acquisitions and Internal Growth. The Company's primary business strategy has been implemented through strategic acquisitions and internal growth in existing and new markets. Since 1988, through acquisition of other drilling companies, asset purchases and internal expansion, the Company has grown from a business centered principally in Canada and Alaska to an international company operating in many of the major oil, gas and geothermal markets in the world. In 1988, the Company's rig fleet consisted of 44 land drilling rigs. As of December 31, 1995, the active Company-owned rig fleet consisted of 258 land drilling rigs and 32 offshore rigs.

     Strategic Alliances. The Company's primary business strategy has also been advanced by entering into strategic alliances with customers. An increasing number of customers have been seeking to benefit from exploration and development drilling programs by establishing continuing relationships or alliances with a smaller number of preferred drilling contractors. These alliances can result in long term work and increased profitability for drilling contractors that are selected as partners in the alliance. The Company has been selected by operators as alliance partners in Alaska, the lower 48 states of the United States, Canada, the North Sea and West Africa.

     Drilling and Engineering Services. The Company's primary business strategy has also been advanced by providing additional drilling-related services and management of drill site activities to its customers. As major oil and gas companies reduce the number of service contractors at a drill site, they have been requesting that the contractors provide additional drilling-related services and management that had previously been provided by the customers themselves, or by other contractors. The Company also seeks to provide innovative quality engineering and technical support for its drilling and oilfield support operations. The Company provides engineering services to all of its subsidiaries and to its worldwide customers for its Houston-based engineering groups. The Company also provides platform engineering and other integrated services to its customers in the North Sea from its Aberdeen, Scotland-based engineering group.

                              RECENT DEVELOPMENTS

     On March 8, 1996, the Company and Occidental Oil and Gas Corporation ("Occidental") entered into a stock purchase agreement pursuant to which the Company has agreed to acquire all of the outstanding shares of common stock of Exeter Drilling Company ("Exeter"), a subsidiary of Occidental. Exeter's drilling fleet consists of 49 actively marketed rigs. In addition, Exeter has a substantial inventory of rig components. The majority of its active fleet is composed of rigs operating in the Rocky Mountains. A subsidiary of Exeter, J.W. Gibson Well Service Company, currently operates 78 workover and well-servicing rigs in the Rocky Mountains, the mid-continent region of North America and New Mexico. The transaction is valued at approximately $22 million plus the amount of Exeter's consolidated working capital at closing. The transaction was consummated on April 30, 1996.


                                USE OF PROCEEDS


     Except as otherwise set forth in a Prospectus Supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes, including working capital, investment in subsidiaries, the repayment of existing debt, possible future business acquisitions and/or the repurchase of shares of Common Stock. The precise amounts and timing of the application of such net proceeds for such corporate purposes will depend upon a variety of factors, including the Company's funding requirements and the availability of alternative sources of funding. The Company routinely reviews acquisition opportunities. Any proposal to use proceeds from any offering of Securities in connection with an acquisition will be disclosed in the Prospectus Supplement relating to such offering.


                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges for each of the periods set forth below has been computed on a consolidated basis and should be read in conjunction with the Company's consolidated financial statements (including the notes thereto) set forth or incorporated by reference in the Company's annual report on Form 10-K for the fiscal year ended September 30, 1995 and the Company's quarterly report on Form 10-Q for the fiscal quarter ended December 31, 1995.

                                        THREE MONTHS ENDED      FISCAL YEARS ENDED SEPTEMBER 30,
                                           DECEMBER 31,       ------------------------------------
                                               1995           1995    1994    1993    1992    1991
                                        ------------------    ----    ----    ----    ----    ----
    Ratio of Earnings to Fixed
      Charges.........................         7.50           6.90    1.55    4.66    5.95    6.30

     For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of pretax income from continuing operations plus fixed charges (excluding capitalized interest). Fixed charges represent interest incurred (whether expensed or capitalized), amortization of debt expense, and that portion of rental expense on operating leases deemed to be the equivalent of interest. No Preferred Stock was outstanding during any of the periods presented and, as a result, the ratio of earnings to combined fixed charges and Preferred Stock dividends was the same as the ratio of earnings to fixed charges.

                         DESCRIPTION OF DEBT SECURITIES

     The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may not apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.


     The Senior Debt Securities are to be issued under an Indenture (the "Senior Indenture") to be entered into between the Company and Marine Midland Bank (the "Trustee"), as trustee. The Subordinated Debt Securities are to be issued under a separate Indenture (the "Subordinated Indenture"), to be entered into between the Company and the Trustee, as trustee. The Senior Indenture and the Subordinated Indenture are sometimes referred to collectively herein as the "Indentures." The following summaries of certain provisions of the Senior Debt Securities, the Subordinated Debt Securities and the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indentures applicable to a particular series of Debt Securities, including the definitions therein of certain terms. Copies of the forms of the Indentures are filed as exhibits to the Registration Statement of which this Prospectus is a part, and the following summary is qualified in its entirety by reference to such exhibits. See "Available Information." Wherever particular Sections, Articles or defined terms of the Indentures are referred to, it is intended that such Sections, Articles or defined terms shall be incorporated herein by reference. Article and Section references used herein are references to the applicable Indenture. Capitalized terms not otherwise defined herein shall have the meaning given in the Indentures.


GENERAL

     The Indentures do not limit the aggregate principal amount of Debt Securities which may be issued thereunder and each Indenture provides that Debt Securities may be issued thereunder from time to time in one or more series. Unless otherwise specified in the applicable Prospectus Supplement, the Senior Debt Securities, when issued, will be unsecured and unsubordinated obligations of the Company and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities, when issued, will be subordinated in right of payment to the prior payment in full of all Senior Debt (as defined below) of the Company, as described under "Description of Debt Securities -- Subordination of Subordinated Debt Securities" and in the Prospectus Supplement applicable to an offering of Subordinated Debt Securities. The Debt Securities will be payable in currency of the United States or in such other foreign currency, currency unit or composite currency as may be specified in the applicable Prospectus Supplement.

     Reference is made to the Prospectus Supplement relating to the particular Debt Securities offered thereby (the "Offered Debt Securities"), which shall set forth whether the Offered Debt Securities shall be Senior Debt Securities or Subordinated Debt Securities, and shall further set forth (to the extent applicable) the following terms of the Offered Debt Securities: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the Person to whom any interest on the Offered Debt Securities will be payable, if other than the Person in whose name such Offered Debt Securities are registered on any Regular Record Date; (4) the date or dates, or the method or methods (and related procedures) by which such date or dates will be determined or extended, on which the principal of the Offered Debt Securities will be payable; (5) the rate or rates per annum (which may be fixed, floating or adjustable) at which the Offered Debt Securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, the date or dates from which such interest will accrue and the dates on which such interest, if any, will be payable and the Regular Record Dates for such interest payment dates; (6) whether the Offered Debt Securities will be secured; (7) the place or places where principal of (and premium, if any) and interest, if any, on the Offered Debt Securities will be payable; (8) if applicable, the price at which, the periods within which and the terms and conditions upon which the Offered Debt Securities may be redeemed in whole or in part at the option of the Company; (9) if applicable, any obligation of the Company to redeem or purchase Offered Debt Securities pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Debt Securities will be redeemed or purchased, in whole or in part; (10) if applicable, the terms of any right to convert or exchange the Offered Debt Securities into Securities or other securities of the Company (provided, however, that any such other securities issuable upon conversion or exchange of Debt Securities will be subject to registration under the Securities Act or an applicable exemption therefrom); (11) if other than denominations of $1,000 and any integral multiple thereof (or the equivalent thereof in one or more foreign currencies, currency units or composite currencies), the denominations in which the Offered Debt Securities will be issuable; (12) if the amount of payments of principal of (or premium, if any) or interest, if any, on the Offered Debt Securities may be determined with reference to one or more indices, the manner in which such amounts will be determined; (13) if other than currency of the United States, one or more foreign currencies, currency units or composite currencies in which the Offered Debt Securities are to be denominated; (14) if other than the coin or currency in which the Offered Debt Securities are to be denominated, the coin or currency in which payment of the principal of or interest on the Offered Debt Securities shall be payable; (15) the portion of the principal amount of the Offered Debt Securities, if other than the principal amount thereof, payable upon acceleration of maturity thereof; (16) whether all or any part of the Offered Debt Securities will be issued in the form of a Global Security or Securities and, if so, the depositary for, and other terms relating to, such Global Security or Securities; (17) any event or events of default applicable with respect to the Offered Debt Securities in addition to those provided in the Indentures; (18) any other covenant or warranty included for the benefit of the Offered Debt Securities in addition to (and not inconsistent with) those included in the Indentures for the benefit of Debt Securities of all series, or any other covenant or warranty included for the benefit of the Offered Debt Securities in lieu of any covenant or warranty included in the Indentures for the benefit of Debt Securities of all series, or any provision that any covenant or warranty included in the Indentures for the benefit of Debt Securities of all series shall not be for the benefit of the Offered Debt Securities, or any combination of such covenants, warranties or provisions; (19) any restriction or condition on the transferability of the Offered Debt Securities; (20) any authenticating or paying agents, registrars, conversion agents or any other agents with respect to the Offered Debt Securities; and (21) any other terms of the Offered Debt Securities. (Indentures, Section 301.) Debt Securities may also be issued under the Indentures upon the exercise of Warrants. See "Description of Warrants."


     Debt Securities may be issued at a discount from their stated principal amount. Certain United States federal income tax considerations applicable to any Debt Security issued with original issue discount (an "Original Issue Discount Security") may be described in an applicable Prospectus Supplement.

     If the purchase price of any of the Debt Securities is denominated in a foreign currency, currency unit or composite currency or if the principal of (and premium, if any) and interest on any series of Debt Securities is payable in one or more foreign currencies, currency units or composite currencies, the restrictions, elections, general tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currencies, currency units or composite currencies will be set forth in an applicable Prospectus Supplement.

     Unless otherwise indicated in the Prospectus Supplement relating thereto, the Offered Debt Securities are to be issued as registered securities without coupons in denominations of $1,000 or any integral multiple of $1,000 (or the equivalent thereof in one or more foreign currencies, currency units or composite currencies). (Indentures, Section 302.) No service charge will be made for any transfer or exchange of such Offered Debt Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Indentures, Section 305.)

     Since the Company is a holding company, the rights of the Company, and hence the rights of creditors of the Company (including the Holders of the Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of such subsidiary, except to the extent that claims of the Company itself as a creditor of such subsidiary may be recognized. Generally, the Debt Securities will be effectively subordinated to all existing and future indebtedness of the Company's operating subsidiaries.

     The Indentures do not contain any provisions that limit the ability of the Company or any subsidiary to incur indebtedness or that afford Holders of the Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company or any subsidiary.

     Other Indebtedness. Certain of the Company's existing debt instruments impose, and future debt instruments may impose, certain restrictions on the Company, including restrictions on the payment of dividends and certain business combinations, and require the Company to maintain certain financial ratios. The Company is a party to note purchase agreements (the "Note Purchase Agreements") with John Hancock Mutual Life Insurance Company (together with John Hancock Variable Life Insurance Company, "Hancock") relating to the Company's 9.18% Senior Secured Notes due July 31, 2006 (the "9.18% Notes") and its 10.25% Senior Secured Notes due January 31, 1997 (the "10.25% Notes" and, together with the 9.18% Notes, the "Notes"). At March 31, 1996, there were outstanding $40.0 million and $9.0 million of 9.18% and 10.25% Notes, respectively. The Note Purchase Agreements limit additional borrowings, liens, dividends and other payments in respect of capital stock, and transactions with affiliates by the Company. In particular, the Company may not: (1) fail to maintain Hancock's senior position in all of the assets or property of the Company or any subsidiary that are subject to the security interest of Hancock (which assets and property are principally located in the United Kingdom), or (2) pay dividends, except that the Company may pay dividends if its cumulative dividends plus certain other payments since March 31, 1989 do not exceed 50% of its cumulative net income since March 31, 1989 plus the proceeds of any offering of equity securities that are not redeemable at the option of the holder.

     The Note Purchase Agreements require that the Company comply with certain financial covenants on a consolidated basis, the most restrictive of which requires that consolidated working capital be in excess of $5.0 million. Proceeds from the sale of certain assets must be used to prepay the Notes to the extent that an amount equal to such proceeds are not invested by the Company during a two-year period. The Notes are collateralized by the pledge of all the shares and assets of the Company's subsidiaries operating in the North Sea and of all the shares of one of the Company's subsidiaries operating in the Gulf of Mexico and are guaranteed by the Company and one of its subsidiaries.

     During 1995, a subsidiary of the Company entered into a revolving loan agreement with a financial institution whereby it can borrow up to $20.0 million for the construction of certain drilling equipment. The loan is guaranteed by the Company and bears interest at 90-day LIBOR plus .75%. As of March 31, 1996, the amount outstanding under this loan was approximately $8.8 million.

     During 1993, 1991 and 1990, subsidiaries of the Company entered into three separate loan agreements with a financial institution, under which it borrowed $4.9 million, $5.1 million and $8.3 million, respectively, to finance the construction of three new rigs. The loans bear interest at 90-day LIBOR plus
 .75%. As of March 31, 1996, the aggregate amount outstanding under these loans was approximately $6.1 million.

     The Company has available lines of credit with a number of banks that permit borrowings of up to $65.8 million at interest rates generally not to exceed, at the option of the Company, each bank's prime rate or LIBOR plus .75%. Under these lines of credit, there were short-term borrowings of $35.0 million outstanding and letters of credit outstanding of $14.7 million, in each case as of March 31, 1996.


     The information included in item 8 (entitled "Financial Statements and Supplementary Data") in Part II of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995 is hereby specifically incorporated by reference herein.


EVENTS OF DEFAULT AND NOTICE THEREOF

     Unless otherwise specified in the Prospectus Supplement, the following events are defined in the Indentures as "Events of Default" with respect to Debt Securities of any series: (a) failure to pay principal (including any sinking fund payment) of, or premium (if any) on, any Debt Security of that series when due (in the case of the Subordinated Indenture, whether or not payment is prohibited by the subordination provisions) and such failure continues for a period of 10 days; (b) failure to pay interest, if any, on any Debt Security of that series when due and such failure continues for a period of 30 days; (c) failure by the Company to perform any other covenant in the Indentures (other than a covenant included in the Indentures solely for the benefit of a series of Debt Securities other than that series) which continues for a period of 90 days after written notice to the Company; (d) due acceleration of any indebtedness for borrowed money in a principal amount in excess of $25.0 million for which the Company or any Principal Subsidiary is liable, including Debt Securities of another series, or a default by the Company or any Principal Subsidiary in the payment at final maturity of outstanding indebtedness for borrowed money in a principal amount in excess of $25.0 million, and such acceleration and default at maturity shall not be waived, rescinded or annulled within 30 days after written notice to the company thereof, unless such acceleration or default at maturity shall be remedied or cured by the Company or such Principal Subsidiary or rescinded, annulled or waived by the holders of such indebtedness, in which case such acceleration or default at maturity shall not constitute an Event of Default under this provision; and (e) certain events of insolvency, reorganization, receivership or liquidation of the Company. (Indentures, Section 501.)


     No Event of Default with respect to Debt Securities of a particular series shall necessarily constitute an Event of Default with respect to Debt Securities of any other series. If an Event of Default with respect to Debt Securities of any series at the time Outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in principal amount of the outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities of that series to be due and payable immediately; provided, however, that under certain circumstances the Holders of a majority in aggregate principal amount of outstanding Debt Securities of that series may rescind or annul such declaration and its consequences. (Indentures, Section 502.)

     Reference is made to the Prospectus Supplement relating to any series of Offered Debt Securities which are Original Issue Discount Securities for the particular provisions relating to the principal amount of such Original Issue Discount Securities due on acceleration upon the occurrence of an Event of Default and the continuation thereof.

     The Trustee is not charged with knowledge of any Event of Default unless written notice thereof shall have been given to the Trustee by the Company, the Paying Agent or Holders of at least 25% in principal amount of the outstanding Debt Securities of that series. (Indentures, Section 501.) Each Indenture provides that the Trustee may withhold notice to the Holders of the Debt Securities of any default (except in payment of principal (or premium, if any) or interest, if any) if it considers it in the interest of the Holders of the Debt Securities to do so. (Indentures, Section 602.) The Company will be required to furnish to the Trustee annually a statement by one of certain specified officers of the Company as to the compliance with all conditions and covenants of the Indentures. (Indentures, Section 1004.)

     The Holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series, and to waive certain defaults. (Indentures, Sections 512 and 513.)

     The Indentures provide that, in case an Event of Default shall occur and be continuing, the Trustee shall exercise such of its rights and powers under the Indentures, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. (Indentures, Section 601.) Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indentures at the request of any of the Holders of Debt Securities unless they shall have offered to the Trustee security or indemnity in form and substance reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request. (Indentures, Section 603.)

     No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indentures or for any remedy thereunder, unless (a) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default, (b) the Holders of at least 25% in principal amount of the outstanding Debt Securities of the same series shall have made written request, and offered indemnity to the Trustee in form and substance reasonably satisfactory to such Trustee, to institute such proceeding as Trustee, (c) the Trustee shall not have received from the Holders of a majority in principal amount of the outstanding Debt Securities of the same series a direction inconsistent with such request, and (d) the Trustee shall have failed to institute such proceeding within 60 days of the written request therefor. (Indentures, Section 507.) However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for enforcement of payment of the principal of (or premium, if any) or interest, if any, on such Debt Security on or after the respective due dates expressed in such Debt Security, or of the right to convert such Debt Security in accordance with the Indentures (if applicable). (Indentures, Section 508.)

MODIFICATION AND WAIVER

     Each Indenture provides that, from time to time, the Company and the Trustee, without the consent of the Holders of any series of Debt Securities, may amend the Indenture or such series of Debt Securities for certain specified purposes, including curing ambiguities or inconsistencies and making any such change that does not adversely affect the rights of any Holder of such series of Debt Securities. (Indentures, Section 901.) Modifications and amendments of the Indentures may also be made by the Company and the Trustee, with the consent of the Holders of not less than a majority of principal amount of each series of the outstanding Debt Securities issued under the Indentures which is affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of each Holder of such Debt Security affected thereby: (1) change the Stated Maturity of the principal of or any installment of principal or interest, if any, on any such Debt Security; provided, however, that with the consent of the Holders of not less than 75% of the outstanding Debt Securities of any series, the Company may postpone any interest payment in respect of such series for a period not to exceed three years; (2) reduce the principal amount of (or premium, if any) or the interest rate, if any, on any such Debt Security or the principal amount due upon acceleration of any Original Issue Discount Security; (3) change the place or currency of payment of principal of (or premium, if any) or the interest, if any, on any such Debt Security; (4) impair the right to institute suit for the enforcement of any such payment on or with respect to any such Debt Security; (5) reduce the percentage in principal amount of Debt Securities necessary to modify or amend the Indentures; (6) in the case of the Subordinated Indenture, modify the subordination provisions in a manner adverse to the holders of the Subordinated Debt Securities; or (7) modify the foregoing requirements or reduce the percentage of outstanding Debt Securities necessary to waive compliance with certain provisions of the Indentures or to waive certain defaults. (Indentures, Section 902.)

     The holders of at least a majority of the aggregate principal amount of the outstanding Debt Securities of any series may, on behalf of all Holders of that series, waive compliance by the Company with any of the provisions of the Indentures and waive any past default under the applicable Indenture, except a default in the payment of principal (and premium, if any), or interest (if any) or in the performance of certain covenants. (Indentures, Sections 908 and 513.)

DEFEASANCE AND COVENANT DEFEASANCE

     The Indentures provide that the Company may elect either (a) to defease and be discharged from any and all obligations with respect to any series of Debt Securities (including, in the case of Subordinated Debt Securities, the provisions described under "Description of Debt Securities -- Subordination of Subordinated Debt Securities" herein and except for the obligations to exchange or register the transfer of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities, and to hold monies for payments in trust) ("defeasance"), or (b) to be released from its obligations with respect to any series of Debt Securities concerning the restrictions described under "Description of Debt Securities -- Consolidation, Merger or Sale of Assets" herein and any other covenants applicable to such Debt Securities (including, in the case of Subordinated Debt Securities, the provisions described under "Description of Debt Securities -- Subordination of Subordinated Debt Securities" herein) which are subject to covenant defeasance ("covenant defeasance"), and the occurrence of an event described and notice thereof in clauses (c) and (d) under "Description of Debt Securities -- Events of Default and Notice Thereof" (with respect to covenants subject to covenant defeasance) shall no longer be an Event of Default, in each case, upon the irrevocable deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest, if any, on such Debt Securities on the scheduled due dates therefor. Such a trust may only be established if, among other things, (i) the Company has delivered to the Trustee (A) in the case of defeasance, an Opinion of Counsel stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of the Indenture, there has been a change in the applicable United States federal income tax law, in case of either (1) or (2) to the effect that the Holders of such Securities will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur or (B) in the case of covenant defeasance, an Opinion of Counsel to the effect that the Holders of such Debt Securities will not recognize gain or loss for United States federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred, (ii) no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under the applicable Indenture shall have occurred and be continuing on the date of such deposit and (iii) in the case of Subordinated Debt Securities,
(x) no default in the payment of principal of (or premium, if any) or interest, if any, on any Senior Debt beyond any applicable grace period shall have occurred and be continuing, or (y) no other default with respect to any Senior Debt shall have occurred and be continuing and shall have resulted in the acceleration of such Senior Debt. The Company may exercise its defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its defeasance option, payment of such Debt Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of such Debt Securities may not be accelerated by reference to the covenants noted under clause (b) above. In the event the Company omits to comply with its remaining obligations with respect to such Debt Securities under the applicable Indenture after exercising its covenant defeasance option and such Debt Securities are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee may, in certain circumstances, be insufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default; however, the Company will remain liable in respect of such payments. (Indentures, Article Thirteen.)

CERTAIN COVENANTS

     Maintenance of Office or Agency. The Company will be required to maintain an office or agency in each Place of Payment for each series of Debt Securities for notice and demand purposes and for the purposes of presenting or surrendering Debt Securities for payment or registration of transfer or exchange. (Indentures, Section 1002.)

     Paying Agents, Etc. If the Company acts as its own Paying Agent with respect to any series of Debt Securities, on or before each due date of the principal of or interest on any Debt Securities of that series, it will be required to segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay such amount due and to notify the Trustee promptly of its action or failure so to act. If the Company has one or more Paying Agents for any series of Debt Securities, prior to each due date of the principal of or interest on any Debt Securities of that series, it will deposit with a Paying Agent a sum sufficient to pay such amount, and the Company will promptly notify the Trustee of its action or failure so to act (unless such Paying Agent is the Trustee). All moneys paid by the Company to a Paying Agent for the payment of principal of and interest on any Debt Securities that remain unclaimed for two years after such principal of and interest on any Debt Securities has become due and payable may be repaid to the Company, and thereafter the holder of such Debt Securities may look only to the Company for payment thereof. (Indentures, Section 1003.)

     Restrictive Covenants. Any restrictive covenants applicable to any series of Debt Securities will be described in an applicable Prospectus Supplement.

CONSOLIDATION, MERGER OR SALE OF ASSETS

     The Company may not consolidate with or merge into any other Person or sell its property and assets as, or substantially as, an entirety to any Person and may not permit any Person to merge into or consolidate with the Company unless
(i) either the Company will be the resulting or surviving entity or any successor or purchaser is a corporation, partnership or trust organized under the law of the United States of America, any State or the District of Columbia, and any such successor or purchaser expressly assumes the Company's obligations under the Debt Securities in a supplemental indenture, (ii) immediately after giving effect to the transaction no Event of Default shall have occurred and be continuing, and (iii) certain other conditions are met. (Indentures, Section 801.)

CONVERSION RIGHTS


     The terms on which Debt Securities of any series may be convertible or exchangeable into Securities or other securities of the Company will be set forth in the Prospectus Supplement relating thereto (provided, however, that any such other securities issuable upon conversion or exchange of Debt Securities will be subject to registration under the Securities Act or an applicable exemption therefrom). Such terms shall include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Securities or other securities of the Company, as the case may be, to be received by the holders of Debt Securities would be calculated according to the market price of such securities as of a time stated in the Prospectus Supplement. (Indentures, Section 301 and Article Twelve.)


SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     Unless otherwise indicated in the Prospectus Supplement, the following provisions will apply to the Subordinated Debt Securities.

     The Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture, be subordinate in right of payment to the prior payment in full of all Senior Debt, including the Senior Debt Securities. (Subordinated Indenture, Section 1501.) Upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of the Subordinated Debt Securities will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Subordinated Debt Securities. (Subordinated Indenture, Section 1502.)

     By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are not Holders of Senior Debt may recover less, ratably, than Holders of Senior Debt and may recover more, ratably, than the Holders of the Subordinated Debt Securities.

     In the event of the acceleration of the maturity of any Subordinated Debt Securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the Holders of the Subordinated Debt Securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the Subordinated Debt Securities. (Subordinated Indenture, Section 1503.)

     No payments on account of principal (or premium, if any) or interest, if any, in respect of the Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default. (Subordinated Indenture, Section 1504.) For purposes of the subordination provisions, the payment, issuance and delivery of cash, property or securities (other than stock and certain subordinated securities of the Company) upon conversion of a Subordinated Debt Security will be deemed to constitute payment on account of the principal of such Subordinated Debt Security. (Subordinated Indenture, Section 1516.)

     "Debt" means (without duplication and without regard to any portion of principal amount that has not accrued and to any interest component thereof (whether accrued or imputed) that is not due and payable) with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; (vi) the maximum fixed redemption or repurchase price of redeemable stock of such Person at the time of determination; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

     "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent that such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Subordinated Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Subordinated Debt Securities or to other Debt which is pari passu with, or subordinated to, the Subordinated Debt Securities; provided, however, that Senior Debt shall not be deemed to include (i) the Subordinated Debt Securities or (ii) the Debt referred to in clause (vi) of the definition of Debt.

     The Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Debt, which may include indebtedness that is senior to the Subordinated Debt Securities, but subordinate to other obligations of the Company. The Senior Debt Securities, when issued, will constitute Senior Debt. The indebtedness represented by the Notes, and all borrowings under revolving credit and other credit facilities maintained by the Company or its subsidiaries, will also constitute Senior Debt. At March 31, 1996, Senior Debt outstanding aggregated approximately $122.0 million. See "Description of Debt Securities -- General -- Other Indebtedness."

     The Prospectus Supplement may further describe the provisions, if any, applicable to the subordination of the Subordinated Debt Securities of a particular series.

GLOBAL SECURITIES

     The Debt Securities of a series may be issued in the form of one or more Global Securities that will be deposited with a depositary or its nominee. In such a case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of Outstanding Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Global Security may not be registered for transfer or exchange except as a whole by the depositary for such Global Security to a nominee for such depositary and except in the circumstances described in the applicable Prospectus Supplement. (Indentures, Sections 204 and 305.)


     The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in an applicable Prospectus Supplement. The Company expects that the following provisions will apply to depositary arrangements.



     Unless otherwise specified in an applicable Prospectus Supplement, Debt Securities which are to be represented by a Global Security to be deposited with or on behalf of a depositary will be represented by a Global Security registered in the name of such depositary or its nominee. Upon the issuance of such Global Security, and the deposit of such Global Security with or on behalf of the depositary for such Global Security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such depositary or its nominee ("Participants"). The accounts to be credited will be designated by the underwriters or agents of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Global Securities will be limited to Participants or Persons that may hold interests through Participants. Ownership of beneficial interests by Participants in such Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by Persons that hold through Participants will be shown on, and the transfer of that ownership interest within such Participant will be effected only through, records maintained by such Participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Security.



     So long as the depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Unless otherwise specified in an applicable Prospectus Supplement, owners of beneficial interests in such Global Securities will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form, and will not be considered the owners or Holders thereof for any purpose under the applicable Indenture. Accordingly, each Person owning a beneficial interest in such Global Security must rely on the procedures of the depositary and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the applicable Indenture. The Company understands that, under existing industry practices, if the Company requests any action of Holders or an owner of a beneficial interest in such Global Security desires to give any notice or take any action a Holder is entitled to give or take under the applicable Indenture, the depositary would authorize the Participants to give such notice or take such action, and Participants would authorize beneficial owners owning through such Participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.



     Principal of and any premium and interest on a Global Security will be payable in the manner described in an applicable Prospectus Supplement. Payment of principal of, and any premium or interest on, Debt Securities registered in the name of or held by a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner or the holder of the Global Security representing such Debt Securities. None of the Company, the Trustee, any Paying Agent, or the Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Debt Securities or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests.


THE TRUSTEE

     Each Indenture contains certain limitations on the right of the Trustee, should it become a creditor of the Company within three months of, or subsequent to, a default by the Company to make payment in full of principal of or interest on any series of Debt Securities when and as the same becomes due and payable, to obtain payment of claims, or to realize for its own account on property received in respect of any such claim as security or otherwise, unless and until such default is cured. (Indentures, Section 613.)

     The Trustee or its affiliates may act as depositary for funds of, make loans to and perform other services for, or may be a customer of, the Company in the ordinary course of business. The Trustee and Hong Kong and Shanghai Banking Corporation Limited, an affiliate of the Trustee, are lenders under two short-term borrowing facilities and two letter of credit agreements. As of March 31, 1996, the amount outstanding thereunder aggregated approximately $25.8 million.

GOVERNING LAW

     The Indentures are governed by and shall be construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of laws. (Indenture, Section 112.)

               DESCRIPTION OF CAPITAL STOCK AND DEPOSITARY SHARES

AUTHORIZED CAPITAL STOCK

     Pursuant to the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation"), the authorized capital stock of the Company consists of 200,000,000 shares of Common Stock, par value $.10 per share (the "Common Stock"), 8,000,000 shares of Class B Stock, par value $.10 per share (the "Class B Stock"), none of which are outstanding, and 10,000,000 shares of Preferred Stock, par value $.10 per share (the "Preferred Stock"), none of which are outstanding.

     As of March 31, 1996, there were: (a) 85,049,440 shares of Common Stock outstanding, (b) 20,549,320 shares of Common Stock reserved for issuance pursuant to option and employee benefit plans and (c) 2,600,000 shares of Common Stock reserved for issuance upon exercise of outstanding warrants.

PREFERRED STOCK

     The following description sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. Certain other terms and the particular terms of a specific series of Preferred Stock will be described in the Prospectus Supplement relating to that series. If so indicated in the applicable Prospectus Supplement, the terms of any such series may differ from the terms set forth below. The summary description of certain provisions of the Preferred Stock set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Certificate of Incorporation (as it may be amended from time to time) and the certificate of designation relating to each such series of Preferred Stock (the "Certificate of Designation"), which will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus forms a part at or prior to the time of issuance of such series of the Preferred Stock.


     General. Under the Certificate of Incorporation, the Board of Directors of the Company is authorized without further stockholder action to issue from time to time up to 10,000,000 shares of Preferred Stock and to fix and determine the voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of any series of such Preferred Stock, including, without limitation, any voting rights thereof, the dividends payable in respect of such series and the right of the shares of such series to convert into or be exchanged for Securities or other securities of the Company (provided, however, that any such other securities issuable upon conversion or exchange of Preferred Stock will be subject to registration under the Securities Act or an applicable exemption therefrom). Thus, the Board of Directors of the Company, without stockholder approval, could authorize the issuance of Preferred Stock with voting, conversion and other rights that could adversely affect the voting power (if any) and other rights of other series of the Preferred Stock. As of the date of this Prospectus, the Company has no Preferred Stock outstanding.



     The Preferred Stock shall have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in the Prospectus Supplement relating to a particular series of Preferred Stock offered thereby. The Prospectus Supplement will set forth with specificity: (1) the designation and the number of shares offered; (2) the amount of liquidation preference per share; (3) the price at which such Preferred Stock will be issued; (4) the dividend rate (or method of calculation), if any, the dates on which such dividends will be payable, whether such dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to cumulate; (5) any redemption or sinking fund provisions; (6) the terms of any rights to convert or exchange the Preferred Stock into Securities or other securities of the Company; (7) whether the Company has elected to offer Depositary Shares (as defined below); and (8) any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

     As indicated elsewhere herein (see "Description of Debt
Securities -- General"), because the Company is a holding company, its rights and the rights of holders of its securities, including the holders of Preferred Stock, to participate in the distribution of assets of any subsidiary of the Company upon the latter's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors and preferred stockholders, except to the extent the Company may itself be a creditor with recognized claims against such subsidiary or a holder of preferred stock of such subsidiary. The Preferred Stock shall, with respect to dividend rights and rights upon winding up and dissolution of the Company, rank prior to the Common Stock and the Class B Stock.

     The Preferred Stock offered hereby will be issued in one or more series. The holders of Preferred Stock will have no preemptive rights. Preferred Stock will be fully paid and nonassessable upon issuance against full payment of the purchase price therefor. Unless otherwise specified in the Prospectus Supplement relating to a particular series of Preferred Stock, each series of Preferred Stock offered hereby will rank on a parity as to dividends and liquidation rights in all respects with each other series of Preferred Stock. The Prospectus Supplement will contain, if applicable, a description of material United States federal income tax consequences relating to the purchase and ownership of the series of Preferred Stock offered by such Prospectus Supplement.

     Dividend Rights. Unless otherwise set forth in an applicable Prospectus Supplement, holders of the Preferred Stock of each series will be entitled to receive when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the Prospectus Supplement relating to such series of Preferred Stock. Different series of the Preferred Stock may be entitled to dividends at different rates or based upon different methods of determination. Such rate may be fixed or variable or both. Each such dividend will be payable to the holders of record as they appear on the stock books of the Company on such record dates as will be fixed by the Board of Directors of the Company or a duly authorized committee thereof. Dividends on any series of the Preferred Stock may be cumulative or noncumulative, as provided in the Prospectus Supplement relating thereto.

     Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Stock will be entitled to receive out of assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock or the Class B Stock or any other class of stock ranking junior to such series of the Preferred Stock upon liquidation, liquidating distributions in the amount set forth in the Prospectus Supplement relating to such series of Preferred Stock.

     Redemption. One or more series of the Preferred Stock may be redeemable, in whole or in part, at the option of the Company, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices set forth in the Prospectus Supplement relating to each such series.


     Conversion and Exchange. The terms, if any, on which shares of any series of Preferred Stock are convertible into or exchangeable for Securities or other securities of the Company will be set forth in the Prospectus Supplement relating thereto (provided, however, that any such other securities issuable upon conversion or exchange of Preferred Stock will be subject to registration under the Securities Act or an applicable exemption therefrom). Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, in which case the number of Securities or other securities of the Company to be received by the holders of Preferred Stock would be calculated as of a time and in the manner stated in the Prospectus Supplement.


     Transfer Agent and Registrar. The transfer agent, registrar and dividend disbursement agent for the Preferred Stock will be designated in the applicable Prospectus Supplement. The registrar for shares of Preferred Stock will send notices to stockholders of any meetings at which holders of the Preferred Stock have the right to elect directors of the Company or to vote on any other matter.

     Voting Rights. The holders of Preferred Stock of a series offered hereby will not have any voting rights except as indicated in the Prospectus Supplement relating to such series of Preferred Stock or as required by applicable law.

DEPOSITARY SHARES

     General. The Company may, at its option, elect to offer receipts for fractional interests ("Depositary Shares") in Preferred Stock, rather than full shares of Preferred Stock. In such event, receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock, will be issued as described below.

     The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Company and a depositary to be named by the Company in a Prospectus Supplement (the "Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, subscription and liquidation rights). The following summary of certain provisions of the Deposit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Deposit Agreement, including the definitions therein of certain terms. Whenever particular sections of the Deposit Agreement are referred to, it is intended that such sections shall be incorporated herein by reference. Copies of the forms of Deposit Agreement and Depositary Receipt are filed as exhibits to the Registration Statement of which this Prospectus is a part, and the following summary is qualified in its entirety by reference to such exhibits.

     Dividends and Other Distributions. The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders.

     In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares in an equitable manner, unless the Company, after consultation with the Depositary, determines that it is not feasible to make such distribution, in which case the Depositary may sell such property and distribute the net proceeds from such sale to such holders.

     Redemption of Depositary Shares. If a series of Preferred Stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock. Whenever the Company redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing shares of Preferred Stock so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot, pro rata or another equitable method.


     Withdrawal of Preferred Stock. Any holder of Depositary Shares may, upon surrender of the Depositary Receipts therefor to the Depositary, receive the number of whole shares of the related series of Preferred Stock and any money or other property represented by such Depositary Receipts. Holders of Depositary Shares making such withdrawals will be entitled to receive whole shares of Preferred Stock on the basis set forth in the related Prospectus Supplement for such series of Preferred Stock, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such Preferred Stock under the Deposit Agreement or to receive Depositary Receipts therefor. If the Depositary Shares surrendered by the holder in connection with such withdrawal exceed the number of Depositary Shares that represent the number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

     Voting the Preferred Stock. Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of the Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holder of Depositary Shares representing such Preferred Stock.

     Amendment and Termination of Deposit Agreement. The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment that imposes any fees, taxes or other charges payable by holders of Depositary Receipts (other than taxes and other governmental charges, fees and other expenses payable by such holders as stated under "Charges of Depositary"), or that otherwise prejudices any substantial existing right of holders of Depositary Receipts, will not take effect as to outstanding Depositary Receipts until the expiration of 90 days after notice of such amendment has been mailed to the record holders of outstanding Depositary Receipts. Every holder of Depositary Receipts at the time any such amendment becomes effective shall be deemed to consent and agree to such amendment and to be bound by the Deposit Agreement, as so amended. In no event may any amendment impair the right of any owner of Depositary Shares, subject to the conditions specified in the Deposit Agreement, upon surrender of the Depositary Receipts evidencing such Depositary Shares to receive shares of the Preferred Stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law.

     Whenever so directed by the Company, the Depositary will terminate the Deposit Agreement by mailing notice of such termination to the record holders of all Depositary Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 45 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any Depositary Receipts remain outstanding after the date of termination, the Depositary thereafter will discontinue the transfer of Depositary Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except that the Depositary will continue (i) to collect dividends on the Preferred Stock and any other distributions with respect thereto and (ii) to deliver the Preferred Stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for Depositary Receipts surrendered. At any time after the expiration of two years from the date of termination, the Depositary may sell the Preferred Stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of Depositary Receipts which have not been surrendered.

     Resignation and Removal of Depositary. The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 45 days after delivery of the notice of resignation or removal and must be a bank or trust company, or an affiliate thereof, having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

     Charges of Depositary. The Company will pay charges of the Depositary in connection with the initial deposit of the Preferred Stock and issuance of Depositary Receipts, all withdrawals of shares of Preferred Stock by owners of Depositary Shares, any redemption of the Preferred Stock and the distribution of information to holders of the Depositary Receipts. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be at their expense.

     Miscellaneous. The Depositary will forward all reports and communications from the Company which are delivered to the Depositary and which the Company is required or otherwise determines to furnish to the holders of the Preferred Stock.

     Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Depositary under the Deposit Agreement are limited to performing its duties thereunder without negligence or bad faith. The obligations of the Company under the Deposit Agreement are limited to performing its duties thereunder in good faith. Neither the Company nor the Depositary will be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. The Company and the Depositary may rely upon the advice of counsel or accountants, or upon information provided by persons presenting Preferred Stock for deposit, holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

COMMON STOCK

     General. Holders of shares of Common Stock are entitled to participate equally on a per share basis in such dividends as the Board of Directors of the Company may from time to time declare out of funds of the Company legally available for the payment of dividends.

     Holders of shares of Common Stock are entitled to one vote per share. Holders of shares of Common Stock do not have the right to cumulate votes in the election of directors. A special meeting of stockholders may be called by the Board of Directors of the Company and shall be called upon the written request of the holders of not less than 50% of the Company's stock then outstanding and entitled to vote. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without prior notice by written consent only if such consent is signed by each stockholder entitled to vote on the matter.

     Stockholders of the Company do not have preemptive rights to subscribe for shares of any class of its capital stock.

     Dividends. The Company has neither declared nor paid any cash dividends on its Common Stock since 1982. Certain debt instruments (see "Description of Debt Securities -- Other Indebtedness") restrict, and the terms of any series of Debt Securities issued pursuant to this Prospectus may restrict, the Company's ability to pay dividends. Under the terms of existing instruments, the Company may pay dividends to the extent that cumulative dividends plus certain other payments since March 31, 1989 do not exceed 50% of the Company's cumulative net income since March 31, 1989 plus the proceeds of any offering of equity securities of the Company that are not redeemable at the option of the holder of the securities. As of December 31, 1995 retained earnings available for dividends totaled approximately $150.0 million. The Company does not intend to pay any cash dividends on its Common Stock for the foreseeable future.

     Transfer Agent and Registrar. The transfer agent and registrar for the Common Stock is First Chicago Trust Company of New York.

     The foregoing descriptions of the Preferred Stock and Common Stock are summaries, and reference is herein made to the detailed provisions of the Certificate of Incorporation (including, without limitation, the Certificate of Designation relating to any series of Preferred Stock, filed hereafter and incorporated by reference herein) and the Company's Amended and Restated By-Laws (the "By-Laws"), copies of which are filed as exhibits to the Registration Statement.

CERTAIN CERTIFICATE OF INCORPORATION AND BY-LAW PROVISIONS

     Under Delaware law, a corporation may include provisions in its certificate of incorporation which relieve its directors of monetary liability for breach of their fiduciary duty, except under certain circumstances which include a breach of a director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct and a knowing violation of law, or any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation provides that the Company's directors are not liable to the Company or its stockholders for monetary damages for breach of their fiduciary duties, subject to the exceptions specified by Delaware law.

     Delaware law also provides that when an officer, director, employee or agent of a corporation is a party to, or its threatened to be made a party to, any action, the corporation may indemnify such persons against expenses (including attorneys' fees) and judgments, fines and amounts paid in settlement, if that person acted in good faith and he or she reasonably believed such actions were in or not opposed to the best interests of the corporation, and were not unlawful. Delaware law also provides that a person to be indemnified has the right to be advanced any expenses incurred in his defense against any action prior to the final disposition thereof and upon such terms as the board of directors may determine. The Certificate of Incorporation provides these rights to the Company's officers, directors, employees or agents. Certain directors and officers of the Company are also parties to employment agreements which provide for these and other indemnification rights in accordance with Delaware law.

     Under Delaware law, the power to adopt, amend and repeal by-laws is conferred solely on the stockholders unless the corporation's certificate of incorporation also confers this power upon its board of directors. Under the Certificate of Incorporation the Board of Directors of the Company has been granted this power. The Certificate of Incorporation and By-laws also provide that the number of directors shall be fixed by resolution of the Board of Directors of the Company from time to time, but shall not be less than five nor more than eleven. These provisions, in addition to the staggered Board of Directors discussed below and the existence of authorized but unissued capital stock, may have the effect, either alone or in combination with each other, of making more difficult or discouraging an acquisition of the Company deemed undesirable by the Board of Directors of the Company.

     Section 203 of the Delaware General Corporation Law ("Section 203") prohibits Delaware corporations from engaging in a wide range of specified transactions with any interested stockholder, defined to generally include, among others, any person or entity who in the last three years obtain 15% or more of any class or series of stock entitled to vote generally in the election of directors, unless, among other exceptions, the transaction is approved by (i) the board of directors prior to the date the interested stockholder obtained such status or (ii) the holders of two-thirds of the outstanding shares of each class or series of stock entitled to vote generally in the election of directors, not including those shares owned by the interested stockholder. In its By-laws, the Company has chosen to opt out of Section 203's provisions, and therefore Section 203 does not apply to the Company.

     The Certificate of Incorporation provides that the board of directors of the Company shall be divided into three classes of directors. Each class of directors serve staggered three-year terms. The classified board may make it more difficult for any stockholder who is attempting to acquire the Company, including a stockholder holding a majority of shares, to succeed. Such a stockholder will be unable to force immediate changes in the composition of a majority of the Board of Directors of the Company since the terms of approximately one-third of the incumbent directors would expire each year and it would require at least two annual meetings for stockholders to change a majority of the Board of Directors.

                            DESCRIPTION OF WARRANTS

     The Company may issue Warrants to purchase Debt Securities, Common Stock or Preferred Stock. Warrants may be issued independently or together with any such Securities and may be attached to or separate from such Securities. Warrants will be issued under warrant agreements (each a "Warrant Agreement") to be entered into between the Company and a warrant agent ("Warrant Agent") specified in the applicable Prospectus Supplement. The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of a particular series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered hereby. Copies of the forms of Warrant Agreements are filed as exhibits to the Registration Statement of which this Prospectus is a part and the following summary is qualified in it entirety by reference to such exhibits. Further terms of the Warrants and the applicable Warrant Agreement will be set forth in the applicable Prospectus Supplement. If so indicated in the applicable Prospectus Supplement, the terms of any Warrants may differ from the terms set forth below. The Warrants will be denominated in U.S. dollars or in such foreign currency, currency unit or composite currency as may be specified in the applicable Prospectus Supplement.

     Debt Warrant certificates will be exchanged for new Debt Warrant certificates of different denominations and Debt Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants exercisable for Debt Securities will not have any of the rights of holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the Debt Securities purchasable upon such exercise. Prior to the exercise of their Warrants to purchase Common Stock or Preferred Stock, holders of such Warrants will not have any rights of holders of the Common Stock or Preferred Stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or to exercise the voting rights of the Common Stock or Preferred Stock purchasable upon such purchase.

     The applicable Prospectus Supplement will describe the terms of any Warrants in respect of which this Prospectus is being delivered, including, where applicable, the following: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices for which such Warrants will be issued; (iv) the currency, currency unit or composite currency in which the price for such Warrants will be payable; (v) the designation, number and terms of the Debt Securities, Common Stock or Preferred Stock purchasable upon exercise of such Warrants, and procedures pursuant to which such numbers may be adjusted; (vi) the designation and terms of the Debt Securities, Common Stock or Preferred Stock, if any, with which such Warrants are issued and the number of such Warrants issued with each such Security; (vii) the date, if any, on and after which such Warrants and the related underlying Security will be separately transferable; (viii) the exercise price or prices at which the Debt Securities, Common Stock or Preferred Stock purchasable upon exercise of such Warrants may be purchased, or provisions for determining such price or prices, procedures pursuant to which such exercise price or prices may be adjusted, and (if not U.S. dollars) the foreign currency, currency unit or composite currency in which such exercise price or prices are denominated; (ix) the date on which the right of exercise such Warrants shall commence and the date on which such right shall expire; (x) whether such Warrants will be issued in bearer form; (xi) the minimum or maximum amount of such Warrants which may be exercised at any one time; (xii) information with respect to book-entry procedures, if any; (xiii) a discussion of certain United States federal income tax considerations; and (xiv) any other terms of such Warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such Warrants.

EXERCISE OF WARRANTS

     Unless otherwise indicated in the Prospectus Supplement relating thereto, the Warrants will be issued in registered form. Each Warrant will entitle the holder thereof to purchase for cash such principal amount or such number of securities of the Company at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Warrants offered thereby. Warrants may be exercised as set forth in the Prospectus Supplement relating to the Warrants offered thereby at any time up to the close of business on the expiration date set forth in such Prospectus Supplement. After the close of business on the expiration date (or such later expiration date as may be extended by the Company), unexercised Warrants will become void.

     Upon receipt of payment and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining Warrants.

MODIFICATIONS

     The Warrant Agreements and the terms of the Warrants may be amended by the Company and the Warrant Agent, without the consent of the holders thereof, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contain therein, or in any other manner which the Company may deem necessary or desirable and which will not materially and adversely affect the interests of holders of outstanding Warrants.

     The Company and the Warrant Agent also may modify or amend certain other terms of the Warrant Agreements and the Warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised Warrants affected. However, no such modification or amendment may be made without the consent of the holders affected thereby if such proposed amendment would (i) shorten the period of time during which the Warrants may be exercised;
(ii) otherwise materially and adversely affect the exercise rights of the holders of the Warrants; or (iii) reduce the number of outstanding Warrants.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     If at any time there shall be a merger, consolidation or sale of substantially all of the assets of the Company, as a result of which securities underlying Warrants shall be converted into the right to receive stock, securities or other property, each outstanding Warrant shall thereafter only be exercisable for the kind and amount of stock, securities or other property receivable upon the consummation of such transaction by a holder of that number of securities underlying the Warrant.

ENFORCEABILITY OF RIGHTS BY HOLDERS

     The Warrant Agent will act solely as an agent of the Company in connection with the issuance and exercise of any Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its obligations under the Warrant Agreements or the Warrant Certificates. Each holder of Warrants may, without the consent of the Warrant Agent, enforce by appropriate legal action, on its own behalf, its right to exercise such Warrants.

                              PLAN OF DISTRIBUTION

     The Company may sell Securities to one or more underwriters for public offering and sale by them, and also may sell Securities directly to investors or to other purchasers or through dealers or agents. Any such underwriter, dealer or agent involved in the offer and sale of the Securities will be named in an applicable Prospectus Supplement.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Sales of Common Stock offered hereby may be effected from time to time in one or more transactions on the American Stock Exchange or in negotiated transactions or a combination of such methods of sale.

     In connection with distributions of Common Stock or otherwise, the Company may enter into hedging transactions with broker-dealers in connection with which such broker-dealers may sell Common Stock registered hereunder in the course of hedging through short sales the positions they assume with the Company.

     In connection with the sale of Securities, underwriters, dealers or agents may receive compensation from the Company or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement. Unless otherwise indicated in a Prospectus Supplement, an agent will be acting on a best effort basis and a dealer will purchase Securities as a principal, and may then resell such Securities at varying prices to be determined by the dealer.

     Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company for certain expenses.


     If so indicated in a Prospectus Supplement, the Company will authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such offers.


     Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for the Company in the ordinary course of business.

     The Securities may or may not be listed on a national securities exchange or a foreign securities exchange (other than the Common Stock, which is listed on the American Stock Exchange). Any Common Stock sold pursuant to a Prospectus Supplement will be listed on the American Stock Exchange, subject to official notice of issuance. Any underwriters to whom Securities are sold by the Company for public offering and sale may make a market in such Securities, but such underwriters will not be obligated to do so and may discontinue any market making activities at any time without notice. No assurances can be given that there will be an active trading market for the Securities.

                             VALIDITY OF SECURITIES

     The legal validity of the Securities offered hereby will be passed upon for the Company by Baker & McKenzie, New York, New York, and for any underwriters or agents by counsel to be named in the appropriate Prospectus Supplement.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Coopers & Lybrand L.L.P., independent accountants, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

================================================================================

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITERS, AGENTS OR DEALERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY AND ITS SUBSIDIARIES SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information..................
Incorporation of Certain Documents by
  Reference............................
Risk Factors...........................
The Company............................
Use of Proceeds........................
Ratio of Earnings to Fixed Charges.....
Description of Debt Securities.........
Description of Capital Stock and
  Depositary Shares....................
Description of Warrants................
Plan of Distribution...................
Validity of Securities.................
Experts................................

================================================================================


================================================================================

                            NABORS INDUSTRIES, INC.
                         [NABORS INDUSTRIES, INC. LOGO]

                            ------------------------
                                   PROSPECTUS
                            ------------------------


                                  MAY   , 1996

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder. Except for the Securities and Exchange Commission filing fee, all amounts are estimates.

    Securities and Exchange Commission filing fee...........................  $ 86,206.90
    Printing and engraving fees and expenses................................    75,000.00
    Legal fees and expenses.................................................   150,000.00
    Accounting fees and expenses............................................    50,000.00
    Blue Sky fees and expenses..............................................     6,000.00
    Trustee's, Depositary's and Warrant Agent's fees and expenses...........    20,000.00
    Miscellaneous expenses..................................................    20,000.00
                                                                              -----------
              Total.........................................................  $407,206.90
                                                                              ===========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits the indemnification of directors, employees and agents of Delaware corporations.

     Consistent therewith, Article Seventh of the Restated Certificate of Incorporation of the Company states as follows:

          "Seventh: (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter collectively referred to as a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

          (b) The right to indemnification conferred in this Section shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

          (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          (e) Any repeal or modification of this Section directly or indirectly, such as by adoption of an inconsistent provision of this Certificate of Incorporation, shall not apply to or have any effect on the rights of any officer and director to indemnification and advancement of expenses with respect to any acts or omissions occurring prior to such repeal or modification.

          (f) If this Section or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the Corporation as to expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) with respect to any proceeding to the full extent permitted by any applicable portion of this Section that shall not have been invalidated and to the full extent permitted by applicable law."

     The Company has entered into agreements with each of its directors and officers indemnifying each of them against expenses, settlements, judgments and fines in connection with any threatened, pending or completed action, suit, arbitration or proceeding where the individual's involvement is by reason of the fact that he is or was a director or officer or served at the Company's request as a director or officer of another organization, except that indemnification is not provided against judgments or fines in a derivative suit unless permitted by Delaware law.

     The form(s) of proposed Underwriting Agreement(s) to be filed as (an) exhibit(s) hereto or incorporated by reference herein may include provisions relating to indemnification and contribution for the benefit of the Underwriters for any offering made hereby and may also contain provisions relating to the indemnification of directors and officers of the Company against certain liabilities, including liabilities under the Securities Act.

ITEM 16. EXHIBITS.

      EXHIBIT
       NUMBER                                 DESCRIPTION OF EXHIBIT
- -------------------- ------------------------------------------------------------------------
         1           -- Proposed form(s) of Underwriting Agreement(s).*

         3.1         -- Restated Certificate of Incorporation and By-Laws of the Company
                        dated May 12, 1988 (Incorporated by reference to the exhibits to Form
                        10-K (File No. 1-7773) filed with the Commission on December 29,
                        1988).

         3.2         -- Certificate of Amendment of the Restated Certificate of Incorporation
                        of the Company dated March 7, 1989 (Incorporated by reference to the exhibits to Form 8-K (File No. 1-9245) filed with the Commission on
                        March 13, 1989).

         3.3         -- Certificate of Amendment of the Restated Certificate of Incorporation
                        of the Company dated May 8, 1990 (Incorporated by reference to the exhibits to Form 10-K (File No. 1-9245) filed with the Commission on
                        December 24, 1990).

         3.4         -- Certificate of Amendment of the Restated Certificate of Incorporation
                        of the Company dated April 12, 1991 (Incorporated by reference to the exhibits to Form 10-K (File No. 1-9245) filed with the Commission on
                        December 30, 1991).

      EXHIBIT
       NUMBER                                 DESCRIPTION OF EXHIBIT
- -------------------- ------------------------------------------------------------------------
         3.5         -- Certificate of Amendment of the Restated Certificate of Incorporation
                        of the Company dated March 11, 1994 (Incorporated by reference to the exhibits to Form 10-K (File No. 1-9245) filed with the Commission on
                        December 29, 1994).

         3.6         -- Amendment to the Restated By-Laws of the Company (Incorporated by
                        reference to the exhibits to Form 10-K (File No. 1-9245) filed with the Commission on December 24, 1990).

         3.7         -- Certificate of Designation, Preferences and Rights of Preferred Stock
                        to be offered hereunder.*

         4.1         -- Form of Indenture for Senior Debt Securities between the Company and
                        Marine Midland Bank, as Trustee.

         4.2         -- Form of Indenture for Subordinated Debt Securities between the
                        Company and Marine Midland Bank, as Trustee.

         4.3         -- Supplemental Indenture between the Company and Marine Midland Bank, as Trustee, or Resolutions of the Board of Directors of the Company
                        setting forth the terms of any series of the Senior or Subordinated
                        Debt Securities.*

         4.4         -- Form of Stock Warrant Agreement, together with form of Preferred
                        Stock and Common Stock Warrant.+

         4.5         -- Form of Debt Warrant Agreement, together with form of Warrant.+

         4.6         -- Form of Warrant Agreement for warrants not attached to debt or equity securities.+

         4.7         -- Form of Deposit Agreement, together with form of Depositary Receipt.

         5           -- Opinion of Baker & McKenzie.

        12           -- Statement of Computation of Ratios of Earnings to Fixed Charges.+

        23.1         -- Consent of Baker & McKenzie (Included in Exhibit 5).

        23.2         -- Consent of Coopers & Lybrand L.L.P.

        24           -- Powers of Attorney (Included on Signature Page).+

        25.1         -- Form T-1: Statement of Eligibility and Qualification under the Trust
                        Indenture Act of 1939 of Marine Midland Bank, as Trustee under the
                        Indenture for Subordinated Debt Securities.+

        25.2         -- Form T-1: Statement of Eligibility and Qualification under the Trust
                        Indenture Act of 1939 of Marine Midland Bank, as Trustee under the
                        Indenture for Senior Debt Securities.+


- ---------------


+ Previously filed.


* To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.

ITEM 17. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 unless the information required to be included in such post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
        Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement unless the information required to be included in such post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
        Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 1, 1996.


                                            NABORS INDUSTRIES, INC.

                                            By:  /s/  ANTHONY G. PETRELLO
                                               --------------------------------
                                               Name:  Anthony G. Petrello
                                               Title: President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. The undersigned, a Director of Nabors Industries, Inc., a Delaware corporation (the "Corporation"), does hereby constitute and appoint Eugene M. Isenberg, Anthony G. Petrello, Michael W. Dundy and Bruce P. Koch, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, to execute and deliver in his name and on his behalf: (a) one or more Registration Statements of the Corporation on an appropriate form proposed to be filed with the Securities and Exchange Commission (the "SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act") (including, without limitation, a Registration Statement filed pursuant to Rule 462 under the Securities Act), (i) the Corporation's debt securities (the "Debt Securities") which may take the form of senior debt securities (the "Senior Debt Securities"), subordinated debt securities (the "Subordinated Debt Securities") or any combination thereof, (ii) shares of the Corporation's preferred stock, $.10 par value per share (the "Preferred Stock"), fractional interests in which may be represented by depositary shares evidenced by depositary receipts, (iii) shares of the Corporation's common stock, $.10 par value per share (the "Common Stock"), and
(iv) warrants (the "Warrants") to purchase the Debt Securities, Preferred Stock (and depositary shares), Common Stock and Warrants (the Debt Securities, Preferred Stock (and related depositary shares and depositary receipts), Common Stock and Warrants being herein collectively referred to as the "Securities"), with an aggregate public offering price not to exceed U.S. $250 million or the equivalent thereof in one or more foreign currencies, currency units or composite currencies; and (b) any and all supplements and amendments (including, without limitation, post-effective amendments and prospectus supplements) to such Registration Statements; and any and all other documents and instruments in connection with the issuance of the Securities which such attorneys-in-fact and agents, or any one of them, deem necessary or advisable to enable the Corporation to comply with (a) the Securities Act and the other federal securities laws of the United States of America and the rules, regulations and requirements of the SEC in respect of any thereof, (b) the securities or Blue Sky laws of any state or other governmental subdivision of the United States of America and the securities laws of Canada, Mexico and any other foreign jurisdiction; and the undersigned does hereby ratify and confirm as his own acts and deeds all that such attorneys-in-fact and agents, and each of them, shall do or cause to be done by virtue hereof. Each one of such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.


                 SIGNATURES                               TITLE                    DATE
                 ----------                               -----                    ----
         /s/  EUGENE M. ISENBERG               Chairman, Chief Executive            May 1, 1996
- ---------------------------------------------    Officer and Director
              Eugene M. Isenberg                 (principal executive
                                                 officer)


       /s/  ANTHONY G. PETRELLO*               President, Chief Operating           May 1, 1996
- ---------------------------------------------    Officer and Director
            Anthony G. Petrello

                                               Vice Chairman and Director         April  , 1996
- ---------------------------------------------
            Richard A. Stratton


             /s/  BRUCE P. KOCH                Vice President of Finance            May 1, 1996
- ---------------------------------------------    (principal financial and
                  Bruce P. Koch                  accounting officer)


           /s/  GARY T. HURFORD*               Director                             May 1, 1996
- ---------------------------------------------
                Gary T. Hurford

                 SIGNATURES                               TITLE                    DATE
                 ----------                               -----                    ----

          /s/  HANS W. SCHMIDT*                Director                             May 1, 1996
- ---------------------------------------------
               Hans W. Schmidt

                                               Director                          April   , 1996
- ---------------------------------------------
             Myron M. Sheinfeld

                                               Director                          April   , 1996
- ---------------------------------------------
                 Jack Wexler


         /s/  MARTIN J. WHITMAN*               Director                             May 1, 1996
- ---------------------------------------------
              Martin J. Whitman


       By:  /s/  BRUCE P. KOCH
- ---------------------------------------------
                Attorney-In-Fact

                               INDEX TO EXHIBITS


      EXHIBIT
       NUMBER                                 DESCRIPTION OF EXHIBIT
      -------                                 ----------------------
         1           -- Proposed form(s) of Underwriting Agreement(s).*

         3.1         -- Restated Certificate of Incorporation and By-Laws of the Company
                        dated May 12, 1988 (Incorporated by reference to the exhibits to Form
                        10-K (File No. 1-7773) filed with the Commission on December 29,
                        1988).

         3.2         -- Certificate of Amendment of the Restated Certificate of Incorporation
                        of the Company dated March 7, 1989 (Incorporated by reference to the exhibits to Form 8-K (File No. 1-9245) filed with the Commission on
                        March 13, 1989).

         3.3         -- Certificate of Amendment of the Restated Certificate of Incorporation
                        of the Company dated May 8, 1990 (Incorporated by reference to the exhibits to Form 10-K (File No. 1-9245) filed with the Commission on
                        December 24, 1990).

         3.4         -- Certificate of Amendment of the Restated Certificate of Incorporation
                        of the Company dated April 12, 1991 (Incorporated by reference to the exhibits to Form 10-K (File No. 1-9245) filed with the Commission on
                        December 30, 1991).

         3.5         -- Certificate of Amendment of the Restated Certificate of Incorporation
                        of the Company dated March 11, 1994 (Incorporated by reference to the exhibits to Form 10-K (File No. 1-9245) filed with the Commission on
                        December 29, 1994).

         3.6         -- Amendment to the Restated By-Laws of the Company (Incorporated by
                        reference to the exhibits to Form 10-K (File No. 1-9245) filed with the Commission on December 24, 1990).

         3.7         -- Certificate of Designation, Preferences and Rights of Preferred Stock
                        to be offered hereunder.*

         4.1         -- Form of Indenture for Senior Debt Securities between the Company and
                        Marine Midland Bank, as Trustee.

         4.2         -- Form of Indenture for Subordinated Debt Securities between the
                        Company and Marine Midland Bank, as Trustee.

         4.3         -- Supplemental Indenture between the Company and Marine Midland Bank, as Trustee, or Resolutions of the Board of Directors of the Company
                        setting forth the terms of any series of the Senior or Subordinated
                        Debt Securities.*

         4.4         -- Form of Stock Warrant Agreement, together with form of Preferred
                        Stock and Common Stock Warrant.+

         4.5         -- Form of Debt Warrant Agreement, together with form of Warrant.+

         4.6         -- Form of Warrant Agreement for warrants not attached to debt or equity securities.+

         4.7         -- Form of Deposit Agreement, together with form of Depositary Receipt.

         5           -- Opinion of Baker & McKenzie.

        12           -- Statement of Computation of Ratios of Earnings to Fixed Charges.+

        23.1         -- Consent of Baker & McKenzie (Included in Exhibit 5).

        23.2         -- Consent of Coopers & Lybrand L.L.P.

        24           -- Powers of Attorney (Included on Signature Page).+

        25.1         -- Form T-1: Statement of Eligibility and Qualification under the Trust
                        Indenture Act of 1939 of Marine Midland Bank, as Trustee under the
                        Indenture for Subordinated Debt Securities.+

        25.2         -- Form T-1: Statement of Eligibility and Qualification under the Trust
                        Indenture Act of 1939 of Marine Midland Bank, as Trustee under the
                        Indenture for Senior Debt Securities.+


- ---------------


+ Previously filed.


* To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.